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                                                                    EXHIBIT (10)



                          RESOLUTIONS TERMINATING 1993
                        STOCK PAYMENT PLAN FOR DIRECTORS




                  RESOLVED: That the 1993 McGraw-Hill Stock Payment Plan for Directors (the "Plan") is hereby terminated as of June 30, 1996, subject to the approval by the shareholders at the annual meeting to be held on April 24, 1996 of the Director Deferred Stock Ownership Plan; and it is

                  FURTHER RESOLVED: That in connection with the foregoing termination, the period from January 1 through June 30, 1996 shall be deemed to be a plan year pursuant to the Plan and all payments under the Plan shall be accordingly pro rated for such period, with shares payable thereunder to be distributed on August 15; and it is

                  FURTHER RESOLVED: That the officers of the Corporation be, and each of them hereby is, authorized and directed to do or cause to be done any and all such further acts and things, to provide appropriate notices, and to execute and deliver any and all such documents, papers and instruments, with the advice of counsel, as they may deem necessary or desirable in order to carry into effect the purpose and intent of the foregoing resolutions.




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